Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Tower Tech, Inc. on Form S-3 (File No. 333-36501) and Form S-8 (File No. 333-07337) of our report dated February 20, 1998, on our audits of the financial statements of Tower Tech, Inc. as of November 30, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.





              COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
February 20, 1998